                                                                   Exhibit 23.8

                         CONSENT OF NOMINEE DIRECTOR

   Pursuant to Rule 438, promulgated under the Securities Act of 1933, I,
 Alvin N. Lubetkin, hereby consent to the use of my name and any references to me as a nominee director of Gart Sports Company (the "Company") in the Registration Statement on Form S-4 of the Company, filed with the Securities and Exchange Commission, and all amendments thereto.


                                             Dated: April 12, 2001


                                               /s/ Alvin N. Lubetkin
                                            -------------------------------
                                            Name: Alvin N. Lubetkin